Exhibit 99.1

NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2012 SECOND QUARTER RESULTS

CHICAGO, IL, July 19, 2012—GATX Corporation (NYSE:GMT) today reported 2012 second quarter net income of $23.5 million or $.49 per diluted share, compared to net income of $26.4 million or $.56 per diluted share in the second quarter of 2011. The 2012 and 2011 second quarter results include the aggregate impact from Tax Adjustments and Other Items of negative $15.3 million or $.31 per diluted share and positive $6.2 million or $.13 per diluted share, respectively.

Net income for the first six months of 2012 was $53.8 million or $1.13 per diluted share, compared to $46.3 million or $.98 per diluted share in the prior year period. The 2012 and 2011 year-to-date results include the impact from Tax Adjustments and Other Items of negative $17.5 million or $.36 per diluted share and positive $12.6 million or $.27 per diluted share, respectively. Details related to the Tax Adjustments and Other Items are provided in the attached Supplemental Information.

Brian A. Kenney, president and chief executive officer of GATX, said, “We are seeing continued strong demand for most railcar types in our fleet. During the second quarter, GATX’s Lease Price Index (“LPI”) was a positive 23.9% and the average renewal term for cars in the LPI was 59 months. These results were achieved while maintaining over 98% utilization of the North American railcar fleet.

“There is also healthy demand for new railcars delivering under our five-year supply agreement. Railcars scheduled to deliver through the end of 2013 have already been allocated to customers on long-term leases at very attractive rates.”

Mr. Kenney continued, “In Europe, we are placing new tank car deliveries at favorable rates and demand for existing tank cars remains solid. Also, during the quarter we announced our entry into the Indian railcar leasing market with the purchase of railcars that will begin to deliver in August.

“The sailing season is off to a good start for American Steamship Company (“ASC”). Customer demand was strong throughout the quarter, particularly for iron ore shipments. In the Portfolio Management segment, Rolls-Royce and Partners Finance (“RRPF”) performed well and charter rates improved for the ocean-going marine joint ventures carrying ethylene.”

Mr. Kenney concluded, “Based on year-to-date performance and continued strength in rail, we are increasing our 2012 full-year earnings expectations to a range $2.65-$2.75 per diluted share. This guidance excludes any impact related to Tax Adjustments and Other Items.”

RAIL

Rail segment profit was $49.6 million in the second quarter of 2012, compared to $56.7 million in the second quarter of 2011. The 2012 and 2011 second quarter results include the pre-tax impact from Other Items of negative $16.3 million and positive $6.9 million, respectively.

Rail reported segment profit of $108.2 million year-to-date 2012, compared to $108.3 million in the same period of 2011. The 2012 and 2011 year-to-date results include the pre-tax impact from Other Items of negative $18.8 million and positive $14.1 million, respectively. Excluding the impact from Other Items, segment profit improved compared to prior year periods primarily due to higher lease rates in North America, increased asset remarketing activity and lower maintenance expense due to the high renewal success rate.

At June 30, 2012, Rail’s wholly-owned North American fleet totaled approximately 109,000 cars, and fleet utilization was 98.3% compared to 98.5% at the end of the first quarter and 98.2% at June 30, 2011. GATX’s LPI was a positive 23.9% in the second quarter, compared to a positive 19.2% in the first quarter and a positive 4.4% in the 2011 second quarter. The average lease renewal term for cars in the LPI during the second quarter was 59 months, up from 55 months in the first quarter and 41 months in the second quarter of 2011.

The European wholly-owned tank car fleet totaled approximately 21,000 cars and utilization was 96.3% compared to 96.7% at the end of the first quarter and 95.7% at June 30, 2011.

Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.

AMERICAN STEAMSHIP COMPANY

American Steamship Company (“ASC”) reported segment profit of $14.0 million in the second quarter of 2012 compared to $8.6 million in the second quarter 2011. Segment profit year-to-date 2012 was $16.1 million, compared to $9.4 million year-to-date 2011. ASC carried 10.5 million net tons through the second quarter of 2012 compared to 9.0 million net tons in the prior year period. The increased tonnage and improved rates drove the improvement in segment profit.

PORTFOLIO MANAGEMENT

Portfolio Management reported segment profit of $14.6 million in the second quarter of 2012 compared to $8.8 million in the prior year period. The improvement in segment profit was primarily attributable to higher affiliate earnings, which included asset remarketing at Rolls-Royce and Partners Finance (“RRPF”) and improved results from the ocean-going marine joint ventures operating in the ethylene market. During the second quarter, GATX and the Clipper Group sold the two remaining handy-size bulk carriers from the Clipper Third joint venture.

Year to date, Portfolio Management reported segment profit of $36.6 million compared to $19.5 million in the same period of 2011. Increased asset remarketing activity and the improved affiliate earnings described above are the primary drivers of the increase in segment profit compared to the prior year period.

The Portfolio Management segment currently consists of approximately $804.7 million of owned assets and third-party managed portfolios totaling approximately $149.0 million.

COMPANY DESCRIPTION

GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. Controlling one of the largest railcar fleets in the world, GATX has been providing quality railcars and services to its customers for 114 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss 2012 second quarter. Teleconference details are as follows:

Thursday, July 19th

11:00 A.M. Eastern Time

Domestic Dial-In: 1-800-946-0708

International Dial-In: 1-719-457-2640

Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 4451310

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project” or other similar words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2011 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements.

Specific factors that might cause actual results to differ from expectations include, but are not limited to, (1) general economic, market, regulatory and political conditions affecting the rail, marine and other industries served by GATX and its customers; (2) competitive factors in GATX’s primary markets, including lease pricing and asset availability; (3) lease rates, utilization levels and operating costs in GATX’s primary operating segments; (4) conditions in the capital markets or changes in GATX’s credit ratings and financing costs; (5) risks related to compliance with, or changes to, laws, rules and regulations applicable to GATX and its rail, marine and other assets; (6) costs associated with maintenance initiatives; (7) operational and financial risks associated with long-term railcar purchase commitments; (8) changes in loss provision levels within GATX’s portfolio; (9) conditions affecting certain assets, customers or regions where GATX has a large investment; (10) impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; (11) opportunities for remarketing income; (12) labor relations with unions representing GATX employees; and (13) the outcome of pending or threatened litigation.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:

GATX Corporation

Jennifer Van Aken

312-621-6689

jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(7/19/12)

—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Gross Income
Lease income	$232.6	$227.2	$464.9	$452.0
Marine operating revenue	76.2	56.6	86.9	67.7
Asset remarketing income	15.0	8.2	36.6	17.1
Other income	19.2	22.6	39.1	42.8

Revenues	343.0	314.6	627.5	579.6
Share of affiliates’ earnings	(1.3)	15.0	4.2	32.1

Total Gross Income	341.7	329.6	631.7	611.7

Ownership Costs
Depreciation	59.5	57.3	115.2	109.6
Interest expense, net	41.6	43.1	84.2	86.0
Operating lease expense	32.5	33.3	63.9	67.9

Total Ownership Costs	133.6	133.7	263.3	263.5

Other Costs and Expenses
Maintenance expense	67.6	70.8	128.3	140.1
Marine operating expense	49.6	39.2	57.3	48.1
Selling, general and administrative	38.9	37.4	77.0	73.8
Other	13.2	12.8	23.5	24.7

Total Other Costs and Expenses	169.3	160.2	286.1	286.7

Income before Income Taxes	38.8	35.7	82.3	61.5
Income Taxes	15.3	9.3	28.5	15.2

Net Income	$23.5	$26.4	$53.8	$46.3

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Per Share Data

Basic	$0.50	$0.57	$1.15	$1.00

Average number of common shares	46.8	46.4	46.8	46.4

Diluted	$0.49	$0.56	$1.13	$0.98

Average number of common shares and common share equivalents	47.5	47.2	47.5	47.1

Dividends declared per common share	$0.30	$0.29	$0.60	$0.58

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	June 30 2012	December 31 2011
Assets

Cash and Cash Equivalents	$227.7	$248.4
Restricted Cash	30.0	35.2

Receivables
Rent and other receivables	84.1	76.7
Loans	29.6	30.4
Finance leases	241.1	334.9
Less: allowance for losses	(3.1)	(11.8)

	351.7	430.2

Operating Assets and Facilities
Rail	5,868.0	5,692.6
ASC	386.1	374.7
Portfolio Management	361.4	348.7
Less: allowance for depreciation	(2,107.4)	(2,056.7)

	4,508.1	4,359.3

Investments in Affiliated Companies	519.5	513.8
Goodwill	89.0	90.5
Other Assets	191.9	180.1

Total Assets	$5,917.9	$5,857.5

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$137.4	$135.6

Debt
Commercial paper and borrowings under bank credit facilities	100.5	28.6
Recourse	3,328.2	3,354.8
Nonrecourse	136.5	149.4
Capital lease obligations	12.5	14.3

	3,577.7	3,547.1

Deferred Income Taxes	785.8	765.9
Other Liabilities	246.3	281.6

Total Liabilities	4,747.2	4,730.2
Total Shareholders’ Equity	1,170.7	1,127.3

Total Liabilities and Shareholders’ Equity	$5,917.9	$5,857.5

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2012

(In Millions)

	Rail	ASC	Portfolio Management	Other	GATX Consolidated
Gross Income
Lease income	$215.7	$1.0	$15.9	$—	$232.6
Marine operating revenue	—	76.2	—	—	76.2
Asset remarketing income	12.4	—	2.6	—	15.0
Other income	18.3	—	0.6	0.3	19.2

Revenues	246.4	77.2	19.1	0.3	343.0
Share of affiliates’ earnings	(14.5)	—	13.2	—	(1.3)

Total Gross Income	231.9	77.2	32.3	0.3	341.7

Ownership Costs
Depreciation	50.4	3.9	5.2	—	59.5
Interest expense, net	32.4	1.9	6.5	0.8	41.6
Operating lease expense	31.3	1.2	0.1	(0.1)	32.5

Total Ownership Costs	114.1	7.0	11.8	0.7	133.6

Other Costs and Expenses
Maintenance expense	60.9	6.7	—	—	67.6
Marine operating expense	—	49.6	—	—	49.6
Other	7.3	(0.1)	5.9	0.1	13.2

Total Other Costs and Expenses	68.2	56.2	5.9	0.1	130.4

Segment Profit (Loss)	$49.6	$14.0	$14.6	$(0.5)	77.7

Selling, general and administrative					38.9

Income before Income Taxes					38.8
Income Taxes					15.3

Net Income					$23.5

Selected Data:

Investment Volume	$176.9	$5.5	$53.4	$2.3	$238.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	11.4	—	1.5	—	12.9
Residual Sharing Income	1.0	—	1.1	—	2.1

Total Asset Remarketing Income	$12.4	$—	$2.6	$—	$15.0

Scrapping Gains (a)	$4.7	$—	$—	$—	$4.7

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Six Months Ended June 30, 2012

(In Millions)

	Rail	ASC	Portfolio Management	Other	GATX Consolidated
Gross Income
Lease income	$430.3	$2.1	$32.5	$—	$464.9
Marine operating revenue	—	86.9	—	—	86.9
Asset remarketing income	23.2	—	13.4	—	36.6
Other income	37.3	—	1.3	0.5	39.1

Revenues	490.8	89.0	47.2	0.5	627.5
Share of affiliates’ earnings	(16.5)	—	20.7	—	4.2

Total Gross Income	474.3	89.0	67.9	0.5	631.7

Ownership Costs
Depreciation	100.7	3.9	10.6	—	115.2
Interest expense, net	64.6	3.7	13.7	2.2	84.2
Operating lease expense	62.7	1.2	0.2	(0.2)	63.9

Total Ownership Costs	228.0	8.8	24.5	2.0	263.3

Other Costs and Expenses
Maintenance expense	121.2	7.1	—	—	128.3
Marine operating expense	—	57.3	—	—	57.3
Other	16.9	(0.3)	6.8	0.1	23.5

Total Other Costs and Expenses	138.1	64.1	6.8	0.1	209.1

Segment Profit (Loss)	$108.2	$16.1	$36.6	$(1.6)	159.3

Selling, general and administrative					77.0

Income before Income Taxes					82.3
Income Taxes					28.5

Net Income					$53.8

Selected Data:

Investment Volume	$320.6	$11.4	$56.5	$3.3	$391.8

Asset Remarketing Income:
Disposition Gains on Owned Assets	21.8	—	9.3	—	31.1
Residual Sharing Income	1.4	—	4.1	—	5.5

Total Asset Remarketing Income	$23.2	$—	$13.4	$—	$36.6

Scrapping Gains (a)	$11.1	$—	$—	$—	$11.1

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2011

(In Millions)

	Rail	ASC	Portfolio Management	Other	GATX Consolidated
Gross Income
Lease income	$211.3	$1.1	$14.8	$—	$227.2
Marine operating revenue	—	56.6	—	—	56.6
Asset remarketing income	7.1	—	1.1	—	8.2
Other income	19.3	1.1	1.7	0.5	22.6

Revenues	237.7	58.8	17.6	0.5	314.6
Share of affiliates’ earnings	8.3	—	6.7	—	15.0

Total Gross Income	246.0	58.8	24.3	0.5	329.6

Ownership Costs
Depreciation	48.9	3.9	4.5	—	57.3
Interest expense, net	32.6	2.0	7.3	1.2	43.1
Operating lease expense	33.0	—	0.4	(0.1)	33.3

Total Ownership Costs	114.5	5.9	12.2	1.1	133.7

Other Costs and Expenses
Maintenance expense	65.7	5.1	—	—	70.8
Marine operating expense	—	39.2	—	—	39.2
Other	9.1	—	3.3	0.4	12.8

Total Other Costs and Expenses	74.8	44.3	3.3	0.4	122.8

Segment Profit (Loss)	$56.7	$8.6	$8.8	$(1.0)	73.1

Selling, general and administrative					37.4

Income before Income Taxes					35.7
Income Taxes					9.3

Net Income					$26.4

Selected Data:

Investment Volume	$102.4	$7.4	$52.9	$1.2	$163.9

Asset Remarketing Income:
Disposition Gains on Owned Assets	6.6	—	—	—	6.6
Residual Sharing Income	0.5	—	1.1	—	1.6

Total Asset Remarketing Income	$7.1	$—	$1.1	$—	$8.2

Scrapping Gains (a)	$6.4	$—	$—	$—	$6.4

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Six Months Ended June 30, 2011

(In Millions)

			Portfolio		GATX
	Rail	ASC	Management	Other	Consolidated
Gross Income
Lease income	$420.7	$2.1	$29.2	$—	$452.0
Marine operating revenue	—	67.7	—	—	67.7
Asset remarketing income	14.7	—	2.4	—	17.1
Other income	39.1	1.1	1.9	0.7	42.8

Revenues	474.5	70.9	33.5	0.7	579.6
Share of affiliates’ earnings	15.4	—	16.7	—	32.1

Total Gross Income	489.9	70.9	50.2	0.7	611.7

Ownership Costs
Depreciation	96.8	3.9	8.9	—	109.6
Interest expense, net	65.3	4.0	14.4	2.3	86.0
Operating lease expense	67.4	—	0.7	(0.2)	67.9

Total Ownership Costs	229.5	7.9	24.0	2.1	263.5

Other Costs and Expenses
Maintenance expense	134.6	5.5	—	—	140.1
Marine operating expense	—	48.1	—	—	48.1
Other	17.5	—	6.7	0.5	24.7

Total Other Costs and Expenses	152.1	53.6	6.7	0.5	212.9

Segment Profit (Loss)	$108.3	$9.4	$19.5	$(1.9)	135.3

Selling, general and administrative					73.8

Income before Income Taxes					61.5
Income Taxes					15.2

Net Income					$46.3

Selected Data:

Investment Volume	$156.3	$12.6	$89.3	$1.9	$260.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	14.2	—	0.2	—	14.4
Residual Sharing Income	0.5	—	2.2	—	2.7

Total Asset Remarketing Income	$14.7	$—	$2.4	$—	$17.1

Scrapping Gains (a)	$12.9	$—	$—	$—	$12.9

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Per Share Data)

Tax Adjustments and Other Items impact on Net Income:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Tax Adjustments (a)	$(0.7)	$—	$(0.7)	$—
Interest rate swaps at AAE (b)	(14.6)	6.2	(16.8)	12.6

	$(15.3)	$6.2	$(17.5)	$12.6

Tax Adjustments and Other Items impact on Diluted Earnings Per Share:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Tax Adjustments (a)	$(0.01)	$—	$(0.01)	$—
Interest rate swaps at AAE (b)	(0.30)	0.13	(0.35)	0.27

	$(0.31)	$0.13	$(0.36)	$0.27

Management believes that highlighting these items allows the reader to better analyze ongoing operating results and trends.

(a)	Deferred tax adjustment due to an enacted rate increase in Ontario, Canada.
(b)	Realized and unrealized gains (losses) recognized in connection with certain interest rate swaps at GATX’s European rail affiliate, AAE Cargo AG.

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Leverage)

(Continued)

	6/30/2011	9/30/2011	12/31/2011	3/31/2012	6/30/2012
Assets by Segment (includes off-balance sheet assets)
Rail	$5,284.9	$5,244.4	$5,270.5	$5,270.6	$5,296.7
ASC	286.1	286.1	275.9	274.2	324.6
Portfolio Management	794.2	855.9	828.3	808.6	802.5
Other	83.9	86.8	86.3	81.1	79.2

Total Assets, Excluding Cash	$6,449.1	$6,473.2	$6,461.0	$6,434.5	$6,503.0

Capital Structure
Commercial Paper and Bank Credit Facilities,
Net of Unrestricted Cash	$52.0	$9.2	$(219.8)	$35.0	$(127.2)
On Balance Sheet Recourse Debt	2,990.1	3,145.6	3,354.8	3,141.4	3,328.2
On Balance Sheet Nonrecourse Debt	189.8	157.8	149.4	146.3	136.5
Off Balance Sheet Recourse Debt	728.5	705.6	714.2	646.3	678.9
Off Balance Sheet Nonrecourse Debt	180.7	176.7	172.9	168.2	163.9
Capital Lease Obligations	15.4	14.3	14.3	13.2	12.5

Total Borrowings, Net of Unrestricted Cash	$4,156.5	$4,209.2	$4,185.8	$4,150.4	$4,192.8

Total Recourse Debt (a)	$3,786.0	$3,874.7	$3,863.5	$3,835.9	$3,892.4
Shareholders’ Equity	$1,191.1	$1,155.3	$1,127.3	$1,175.5	$1,170.7
Recourse Leverage (b)	3.2	3.4	3.4	3.3	3.3

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash
(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

Reconciliation of Total Assets to Total Assets (including off-balance sheet assets), Excluding Cash:

Total Assets	$5,642.5	$5,756.5	$5,857.5	$5,792.9	$5,917.9
Less: Cash	(102.6)	(165.6)	(283.6)	(172.9)	(257.7)
Add Off-Balance Sheet Assets:
Rail	906.2	879.5	884.5	813.7	819.5
ASC	—	—	—	—	23.3
Portfolio Management	3.0	2.8	2.6	0.8	—

Total Assets, Excluding Cash	$6,449.1	$6,473.2	$6,461.0	$6,434.5	$6,503.0

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(Continued)

	6/30/2011	9/30/2011	12/31/2011	3/31/2012	6/30/2012
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	4.4%	9.6%	13.2%	19.2%	23.9%
Average Renewal Term (months)	41	49	48	55	59

Fleet Rollforward
Beginning Balance	109,780	108,764	109,091	109,070	109,116
Cars Added	657	1,069	972	1,223	1,385
Cars Scrapped	(1,102)	(602)	(696)	(544)	(591)
Cars Sold	(571)	(140)	(297)	(633)	(723)
Ending Balance	108,764	109,091	109,070	109,116	109,187
Utilization	98.2%	98.2%	98.2%	98.5%	98.3%
Average active railcars	106,935	106,984	107,121	107,328	107,452

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,524	20,675	20,828	20,927	21,064
Cars Added	164	200	368	304	273
Cars Scrapped/Sold	(13)	(47)	(269)	(167)	(128)
Ending Balance	20,675	20,828	20,927	21,064	21,209
Utilization	95.7%	96.0%	97.1%	96.7%	96.3%
Average active railcars	19,728	19,881	20,112	20,356	20,386

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	76.3%	77.7%	78.3%	78.4%	78.9%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	2.7%	1.8%	2.2%	(2.5)%	(2.9)%
Year-over-year Change in U.S. Carloadings (chemical) (c)	5.1%	4.2%	3.4%	(1.3)%	(1.2)%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	6.3%	8.0%	11.1%	28.4%	38.2%
Production Backlog at Railcar Manufacturers (d)	57,308	65,044	64,575	60,191	n/a (e)

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	7.8	9.7	9.7	1.3	9.2

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The average renewal lease rate change reflects the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate for railcars in the LPI. The average renewal term reflects the weighted average renewal lease term in months for railcars in the LPI.
(b)	As reported and revised by the Federal Reserve.
(c)	As reported by the Association of American Railroads (AAR).
(d)	As reported by the Railway Supply Institute (RSI).
(e)	Not available, not published by RSI as of the date of this release.